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                                                                    Exhibit 99.1


                 KEY3MEDIA GROUP COMPLETES SALE OF $52 MILLION
                        OF CONVERTIBLE PREFERRED SHARES
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     LOS ANGELES, CA, NOVEMBER 27, 2001 -- Key3Media Group, Inc. (NYSE: KME),
the world's leading producer of information technology tradeshows and conferences, announced today that it has raised $52 million through a private placement of convertible preferred shares which bear dividends at the annual rate of 5.5%. The dividend rate and other terms of the convertible preferred shares are the same as the expected terms previously announced by the Company, except that the new shares will be convertible into common shares at a conversion price of $5.55 per share instead of $5.75 per share.

     With the completion of the private placement, Key3Media has met the conditions to the previously announced agreement to amend its senior bank credit facility and the amendment is now effective. The amendment replaces the existing financial covenants in the facility with less restrictive covenants that will give the Company increased financial flexibility to operate its business.

     Key3Media's Form 10-Q for the quarter ended September 30, 2001 contains a description of the expected terms of the convertible preferred stock and the amendment to the senior bank credit facility.

     Key3Media Group, Inc., is the world's leading producer of information technology tradeshows and conferences, serving more than 6,000 exhibiting companies and 1.5 million attendees through 60 events in 18 countries. Key3Media's products range from the IT industry's largest exhibitions such as COMDEX and NetWorld+Interop to highly focused events featuring renowned educational programs, custom seminars and specialized vendor marketing programs. For more information about Key3Media, visit www.key3media.com
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                                     # # #

The convertible preferred stock Key3Media offered will not be and has not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or applicable exemption from registration requirements. Certain matters discussed in this release are "forward-looking statements," including statements about Key3Media's future results, plans and goals and other events which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by the Private Securities Litigation Reform Act of 1995. You can find many (but not all) of these statements by looking for words like "will", "may", "believes", "expects", "anticipates", "plans", and "estimates" and for similar expressions. Because forward-looking statements involve risks and uncertainties, there are many factors that could cause Key3Media's actual results to differ materially from those expressed or implied in this release. These include, but are not limited to, economic conditions generally and in the information technology industry in particular; the timing of Key3Media's events and their popularity with exhibitors, sponsors and attendees; technological changes and developments; intellectual property rights; competition; capital expenditures; and factors impacting Key3Media's international operations. In addition, the terrorist attacks on September 11, 2001 have adversely affected the economy generally and significantly decreased air travel in particular. These developments have and will continue to adversely affect participation and attendance at Key3Media's events, although the Company is not able to quantify or reliably estimate the future impact that these matters may have on its businesses, results of operations or financial condition. The sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Prospectus Supplement dated June 22, 2001 filed by Key3Media with the SEC under Rule 424(b) relating to its high yield bond offering, the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Recent Developments" in the Form 10-Q for the quarter ended September 30, 2001 filed by Key3Media with the SEC, the Form 8-K and exhibits thereto filed by Key3Media on November 27, 2001 with the SEC, and the section entitled "Item 1. Business -- Certain Factors That May Affect our Business" in the Annual Report on Form 10-K for the year ended December 31, 2000 filed by Key3Media with the SEC contain important cautionary statements and a discussion of many of the factors that could materially affect the accuracy of Key3Media's forward-looking statements and/or adversely affect its business, results of operations and financial position. These statements and discussions are incorporated herein by reference. Key3Media does not plan to update any forward-looking statements.